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Exhibit 5.5

CONSENT OF QUALIFIED PERSON

        The undersigned, on his own behalf and on behalf of Coffey Mining (South Africa) Pty Limited, hereby consents to the references to, and the information derived from, the report titled "Amended and Restated Technical Report for the Update on Exploration Drilling at the Waterberg Joint Venture and Waterberg Extension Projects, South Africa (Latitude 23° 14' 11"S, Longitude 28° 54' 42"E)," dated December 16, 2014, and to the references, as applicable, to the undersigned's name and to Coffey Mining (South Africa) Pty Limited included in or incorporated by reference in the Registration Statement on Form F-10 filed by Platinum Group Metals Ltd., dated December 9, 2014, as amended, and any further amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended.

Dated this 19th day of December, 2014.

/s/ KENNETH LOMBERG Kenneth Graham Lomberg, B.Sc Hons (Geology), B.Com, M.Eng., Pr.Sci.Nat

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  Exhibit 5.5
CONSENT OF QUALIFIED PERSON